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[LOGO]                                            [LOGO]

NEWS RELEASE

         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         IR@COOPERCOMPANIES.COM

         FOR IMMEDIATE RELEASE

      THE COOPER COMPANIES REPORTS FISCAL FOURTH QUARTER AND 2000 RESULTS

   FOURTH QUARTER REVENUE GROWS 22 PERCENT AS CONTACT LENS UNIT CONTINUES TO OUTPACE THE MARKET EARNINGS PER SHARE FROM CONTINUING OPERATIONS GROWS
                             19 PERCENT TO 63 CENTS

 FULL YEAR 2000 REVENUE GROWS 19 PERCENT; EPS FROM CONTINUING OPERATIONS UP
                               32 PERCENT TO $2.03

 ESTIMATED FIRST QUARTER 2001 REVENUE UP 20 PERCENT TO 24 PERCENT; EPS
                              40 CENTS TO 43 CENTS

LAKE FOREST, Calif., December 12, 2000-- The Cooper Companies, Inc. (NYSE: COO) today reported results for its fourth fiscal quarter and year ended October 31, 2000:

        o Fourth quarter revenue $55.2 million, 22 percent above fourth quarter 1999 (24 percent in constant currency.) Annual revenue $197.3 million, 19 percent above 1999 (21 percent in constant currency.)

        o Fourth quarter EPS from continuing operations 63 cents versus 53 cents, up 19 percent. Fiscal year $2.03 (including a net credit of 3 cents for one-time items) versus $1.54, up 32 percent.

        o Fourth quarter cash flow (pretax income from continuing operations plus depreciation and amortization) per share $1.08, up 17 percent from 92 cents in fourth quarter 1999; Fiscal 2000 up 24 percent to $3.51.







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Commenting on these results, A. Thomas Bender, chief executive officer said,
"This was another year of solid performance for The Cooper Companies. At CooperVision (CVI), our contact lens unit, worldwide core contact lens business--all revenue except our lower margin OEM sales to other contact lens manufacturers--grew 17 percent during the quarter and 16 percent during the fiscal year despite the weakening of the pound sterling and the euro. In constant currency, our growth was 20 percent in the fourth quarter and 18 percent for the year in a worldwide contact lens market that's growing 5 percent to 7 percent per year.

"Sales of our contact lens products in the U.S. grew 14 percent in the fourth quarter and 18 percent during the fiscal year. For the first nine-months of 2000, the U.S. contact lens market grew 3 percent, and CVI's market share grew nearly one point to about 8.5 percent. In constant currency, sales outside of the U.S. grew 30 percent in the fourth quarter and 18 percent for the full year.

"CVI's largest product line, toric lenses used to correct astigmatism, grew 13 percent in the U.S. in the fourth quarter. For the fiscal year, U.S. toric lens sales grew 19 percent, sharply ahead of the 8 percent growth reported for the nine-month U.S. toric lens market. Globally, CVI's toric lenses grew 20% during fiscal 2000."

At CooperSurgical (CSI), the Company's women's healthcare medical device unit, revenue increased 69 percent in the fourth quarter and 55 percent during the fiscal year primarily reflecting the acquisitions earlier in the year of products from BEI Medical Systems, Inc. and Leisegang Medical, Inc. Without these acquisitions, CSI grew 4 percent during the year.

BUSINESS UNIT P&L HIGHLIGHTS ($'S IN MILLIONS)

--------------------------------------------------------------------------------------------------------------
                                           THREE MONTHS ENDED OCTOBER 31,
--------------------------------------------------------------------------------------------------------------
                      Revenue                                              Operating Income
--------------------------------------------------------------------------------------------------------------
                                         %                                 %      %Revenue     %Revenue
                    2000      1999      Inc.        2000        1999      Inc.      2000         1999
--------------------------------------------------------------------------------------------------------------
CVI               $42.3      $37.6      13%       $14.2       $12.9       10%         34%          34%
CSI                12.9        7.6      69%         1.6         1.3       27%         13%          17%
                  ------     ------              -------     -------
Subtotal           55.2       45.2      22%        15.8        14.2       11%         29%          31%
HQ Expense                                         (1.6)       (1.8)      N/A          -            -
                                                  --------    -------
--------------------------------------------------------------------------------------------------------------
TOTAL             $55.2      $45.2      22%       $14.2       $12.4       15%         26%          27%
                  =====      =====                =====       =====       ===
--------------------------------------------------------------------------------------------------------------
                                          TWELVE MONTHS ENDED OCTOBER 31,
--------------------------------------------------------------------------------------------------------------
                      Revenue                                              Operating Income
--------------------------------------------------------------------------------------------------------------
                                         %                                 %      %Revenue     %Revenue
                    2000      1999      Inc.        2000        1999      Inc.      2000         1999
--------------------------------------------------------------------------------------------------------------
CVI               $151.8     $136.0     12%       $47.3       $40.8       16%         31%          30%
CSI                 45.5       29.3     55%         6.3         4.3       45%         14%          15%
                  --------   --------             --------    ------
Subtotal           197.3      165.3     19%        53.6        45.1       19%         27%          27%
HQ Expense            -                            (6.7)       (6.3)      N/A          -            -
                                                  ---------   --------
--------------------------------------------------------------------------------------------------------------
TOTAL              $197.3    $165.3     19%       $46.9       $38.8       21%         24%          23%
                   ======    ======               =====       =====
--------------------------------------------------------------------------------------------------------------





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FOURTH QUARTER OPERATING HIGHLIGHTS
CooperVision Revenue and Market Share

----------------------------------------------------------------------------------------------------------------
                                            COOPERVISION REVENUE ANALYSIS
----------------------------------------------------------------------------------------------------------------
Segment               4th Quarter 2000        %    % Change from           FY 2000        %    % Change from
                                          Total    4th Quarter 1999                   Total        FY 1999
------------------- ------------------ --------- ------------------- ------------- --------- -------------------
U.S.                     $27.3             64%        14%               $ 97.8         64%              18%
International             14.3             34%        22%                 49.6         33%              11%
                         -----            ----                          ------        ----
Core Business             41.6             98%        17%                147.4         97%              16%
OEM                         .7              2%       (64%)                 4.4          3%             (49%)
                         -----            ----                          ------        ----
Total                    $42.3            100%        13%               $151.8        100%              12%
                         =====            ====       ====               ======        ====             ====
----------------------------------------------------------------------------------------------------------------

"CVI's fourth quarter and full-year core revenue growth, 20 percent and 18 percent, respectively in constant currency, was in line with our guidance," said Bender. "This is more than three times the estimated growth of the worldwide contact lens market during the first nine months of the calendar year, continuing the consistent performance that CVI has delivered all year. Although the weakness in the pound sterling and the euro has negatively impacted our contact lens revenue, operating income has been virtually unaffected due to the large amount of manufacturing we conduct in the U.K."


During the third calendar quarter, the latest market data audit period, the U.S. contact lens market grew 4 percent and is up 3 percent through nine months. The largest segment of the market, the disposable and planned replacement toric and sphere products that account for 75 percent of the market's revenue, grew 6 percent during the quarter and 6 percent through September. Disposable planned replacement toric lenses grew 21 percent for the quarter and 27 percent for the nine months, and disposable planned replacement spheres were up 3 percent for the quarter and 2 percent through September.

CVI's U.S. disposable and planned replacement brands of toric contact lenses grew 21 percent over last year's fourth quarter and 32 percent for the fiscal year. Frequency 55 Toric, CVI's cast molded toric and Preference Toric, CVI's premium toric brand, showed strong results during the quarter. CVI now holds 34 percent of the U.S. disposable and planned replacement toric market--the fastest growing segment of the U.S. contact lens market--and 31 percent of the total U.S. toric market, a 2 share points improvement over 1999.

CVI's spherical disposable and planned replacement sphere products in the U.S., especially Frequency 55 Sphere and Frequency Aspheric, grew 30 percent during the fiscal quarter, and finished the fiscal year 39 percent ahead.

In the U.S., all of CVI's disposable and planned replacement products--torics and spheres together--grew 24 percent during the quarter and 34 percent for the fiscal year. Worldwide, they were ahead 16 percent during the







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quarter and 14 percent for the fiscal year. They accounted for more than three-quarters of CVI's business during both periods.

International revenue--sales in countries outside the United States plus exports from the U.S.--grew 22 percent during the quarter, 30 percent in constant currency. "Growth overseas accelerated during the quarter," said Bender. "We have introduced XCEL Toric and our new value added aspheric and cosmetic lens products in all major European markets. I expect that they will drive improved revenue as they did this quarter."

In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., markets CVI's conventional spherical and toric lenses under the Rohto i Q trade name. Rohto has submitted a lens material designed for quarterly replacement to Japanese regulatory authorities and anticipates mid-2001 introduction of this product. Clinical trials continue in Japan on the two-week Frequency material. Rohto expects to launch Frequency spheres, torics and aspheric lenses during 2002.

"These results underscore CVI's position as a leading specialty contact lens company that is well differentiated from its larger competitors, whose product lines are dominated by mature and declining commodity contact lens products," said Bender. "Value added specialty lenses such as toric and cosmetic lenses, continue to grow at the expense of commodity disposable spherical products, and CVI has been a leader in this transition."

CVI's gross margin improved to 70 percent in the fourth quarter of 2000 from 68 percent in the comparable 1999 quarter. Year to year, CVI's gross margin improved from 66 percent to 69 percent. "I expect," said Bender, "that gross margins during 2001 will also be in the 70% range due to the continuing sales mix shift to our branded toric lenses and ongoing manufacturing efficiencies, particularly at our U.K. manufacturing facility."

New Products
------------

Frequency Aspheric, introduced in the U.S. during the first quarter, continues to exceed expectations. The optical properties of this lens improve visual acuity in low light situations and correct low levels of astigmatism where toric lenses are not indicated. "We believe," said Bender, "that the market will continue to trade up from commodity disposable spheres to value added products such as Frequency Aspheric."

During the first quarter of 2001, CVI will expand the parameter range of CV EncoreToric, its cast molded product in the two-week disposable market. CVI is the only company that competes in all segments of the disposable planned replacement toric market with products in the two-week, monthly and quarterly replacement segments.

In May, CVI introduced Frequency Colors, a new line of disposable cosmetic lenses, into major European markets. Initial performance is strong. The North American launch is scheduled early in 2001. Cosmetic lenses, opaque lenses and color enhancing lenses change the appearance of the eye's natural color. These lenses are worn by patients who need vision correction as well as by fashion conscious people with normal






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vision. The cosmetic contact lens market, about $250 million worldwide, is the second fastest growing sector of the specialty lens market behind toric lenses.

CVI continues clinical trials on a high performance monthly planned replacement bifocal lens.

CooperSurgical
--------------

Revenue at CSI, Cooper's women's healthcare medical device unit, grew 69 percent over the comparable quarter in 1999 and 55 percent to $45.5 million for the fiscal year, due primarily to the recent acquisitions of products from BEI Medical Systems, Inc. and Leisegang Medical, Inc.

In October, CSI purchased MedaSonics, Inc., which sells a line of handheld and compact Doppler ultrasound systems used in obstetrics and gynecology, cardiology and other medical specialties. In November, CSI announced an exclusive distribution agreement with Norland Medical Systems, Inc. to distribute a line of bone measurement systems used in the evaluation of osteoporosis, a condition that affects 22 million American women. Effective treatment is available when the disease is detected early.

CSI's operating income for the fourth quarter grew 27 percent to $1.6 million with operating margins of 13 percent. For the fiscal year, operating margins reached 14 percent, and grew 45 percent over fiscal 1999. As we complete the expansion of our Shelton, Connecticut facility, we expect to finish the integration of Leisegang early in the first Quarter of 2001, and expect the operating margin for CSI to approach 20 percent for the full year.

CSI continues to execute its market consolidation strategy and believes that it is the largest competitor in the in-office gynecological device segment of the women's healthcare market.

Earnings Per Share
------------------

All per share amounts mentioned in this report refer to diluted per share amounts.


Estimated Results Going Forward
-------------------------------

The Company estimates that earnings per share from continuing operations for its first fiscal quarter ending January 31, 2001 will range from 40 cents to 43 cents and that revenue will increase between 20 percent and 24 percent over the first quarter of 2000. For fiscal 2001, the Company estimates that earnings per share from continuing operations will range between $2.36 and $2.42 with revenue increasing between 16 percent and 21 percent over the previous year.


Conference Call
---------------

The Cooper Companies will hold a conference call to discuss its fourth quarter results today at 1:30 PM Pacific Standard Time. To access the live call, dial 1-800-289-0437. A replay will be available approximately one hour after the call ends at 1-888-203-1112 and remain available for five days. The






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access code for both calls is 447812. This call will also be broadcast live on
The Cooper Companies' web site, www.coopercos.com and at www.vcall.com, www.bestcalls.com and www.streetevents.com.

Forward-Looking Statements
--------------------------

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our (including our subsidiaries') capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, and anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in forward-looking statements include major changes in business conditions, major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual report on Form 10-K for the year ended October 31, 1999. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this news release. We disclaim any intent to update these forward-looking statements.

INTERNET ADDRESSES


The Internet addresses in this release are for informational purposes only and not intended for use as hyperlinks. Nothing in any of these addresses is a part of this news release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and

Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com.

CV EncoreToric'TM' and XCEL'TM' are trademarks of The Cooper Companies, Inc. and/or its affiliates and subsidiaries. Preference'r' and Frequency'r' are registered trademarks of The Cooper Companies, Inc. and/or its affiliates and subsidiaries.

                          (FINANCIAL STATEMENTS FOLLOW)









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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income

                    (In thousands, except per share figures)
                                   (Unaudited)


                                                                   Three Months Ended                  Years Ended
                                                                       October 31,                      October 31,
                                                               -------------------------          ---------------------
                                                                   2000           1999                2000        1999
                                                               ------------   -----------         --------------------
Net sales                                                       $  55,236      $  45,222            $197,317         $165,328
Cost of sales                                                      18,635         15,303              68,100           59,009
                                                               ----------     ----------          ----------       ----------
Gross profit                                                       36,601         29,919             129,217          106,319
Selling, general and administrative expense                        20,623         15,922              75,424           61,734
Research and development expense                                      684            676               2,711            1,977
Amortization of intangibles                                         1,091            931               4,213            3,797
                                                               ----------     ----------          ----------       ----------
Income from operations                                             14,203         12,390              46,869           38,811
                                                               ----------     ----------          ----------       ----------
Interest expense                                                      931          1,397               4,744            6,330
Settlement of disputes                                                  -              -                 653                -
Other income, net                                                     182            106                 655              231
                                                               ----------     ----------          ----------       ----------
Income from continuing operations before income taxes              13,454         11,099              42,127           32,712
Provision for income taxes                                          4,305          3,579              12,727           10,711
                                                               ----------     ----------          ----------       ----------
Income from continuing operations                                   9,149          7,520              29,400           22,001
Discontinued operations                                                 -              -                   -            3,099
                                                               ----------     ----------          ----------       ----------
Cumulative effect of change in accounting principles                    -              -                (432)               -
Net income                                                     $    9,149      $   7,520           $  28,968        $  25,100
                                                               ==========     ==========          ==========        =========
Diluted earnings per share:
  Continuing operations                                        $     0.63      $    0.53           $    2.03        $    1.54
  Discontinued operations                                               -              -                   -             0.21
  Cumulative effect of change in accounting principles                  -              -               (0.03)               -
                                                               ----------     ----------          ----------       ----------
Earnings per share                                             $     0.63      $    0.53           $    2.00        $    1.75
                                                               ==========     ==========          ==========       ==========

Number of shares used to compute earnings per share                14,618         14,299              14,510           14,312
                                                               ==========     ==========          ==========       ==========

Memo:
  Cash flow (pretax income from continuing operations
    plus depreciation and amortization) per diluted share      $     1.08      $    0.92           $    3.51        $    2.82
                                                               ==========     ==========          ==========       ==========













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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets

                                 (In thousands)
                                   (Unaudited)


                                                              October 31,              October 31,
                                                                 2000                      1999
                                                            ---------------          --------------
                            ASSETS
Current assets:
  Cash and cash equivalents                                     $ 14,608                 $ 20,922
  Trade receivables, net                                          33,058                   26,792
  Inventories                                                     38,219                   33,430
  Deferred tax asset                                              17,800                   11,638
  Other current assets                                             9,000                    7,679
                                                                --------                 --------
    Total current assets                                         112,685                  100,461
                                                                --------                 --------
Property, plant and equipment, net                                47,933                   40,319
Intangibles, net                                                 110,854                   80,518
Deferred tax asset                                                42,979                   56,519
Other assets                                                       8,114                    8,056
                                                                --------                 --------
                                                                $322,565                 $285,873
                                                                ========                 ========
                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                                 $  8,094                 $  4,888
Other current liabilities                                         56,744                   37,008
                                                                --------                 --------
    Total current liabilities                                     64,838                   41,896
                                                                --------                 --------
Long-term debt                                                    40,257                   57,067
Other liabilities                                                 18,595                   22,767
                                                                --------                 --------
    Total liabilities                                            123,690                  121,730
                                                                --------                 --------
Stockholders' equity                                             198,875                  164,143
                                                                --------                 --------
                                                                $322,565                 $285,873
                                                                ========                 ========


                                     ####